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                                                                     EXHIBIT 1.1



                                               October 31, 2005


Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

                  IPC Holdings, Ltd., a Bermuda company (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") for whom you are acting as representatives (the "MANAGERS") 10,479,000 of its common shares, $.01 par value per share (the "FIRM SHARES"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,048,000 of its common shares, $.01 par value per share (the "ADDITIONAL SHARES"), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The common shares, $.01 par value per share, of the Company to be issued and outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares on Form S-3, Registration No. 333-128905. The registration statement as amended to the date of this Agreement is referred to as the "REGISTRATION STATEMENT"; the prospectus included therein at the time the Registration Statement became effective, is referred to as the "BASIC PROSPECTUS"; the Basic Prospectus, as supplemented by the prospectus supplement dated October 31, 2005 (the "PROSPECTUS SUPPLEMENT"), relating to the Shares, in the form first used to confirm sales of the Shares is hereinafter referred to as the "PROSPECTUS"; provided, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), prior to the execution of this Agreement. If the Company has filed an abbreviated registration statement (the "RULE 462 REGISTRATION STATEMENT") to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

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                  (a) The Company meets the requirements for the use of Form S-3 under the Securities Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; and the documents incorporated by reference in the Prospectus, at the time they were, or hereafter are, filed with the Commission, complied and, at any time when a prospectus relating the Shares is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

                  (c) The Company has been duly incorporated, is validly existing as an exempted company in good standing under the laws of Bermuda, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries (as defined below), taken as a whole.

                  (d) (i) IPCRe Limited (formerly International Property Catastrophe Reinsurance Company, Ltd.), a Bermuda company ("IPCRe"), has been duly incorporated, is validly existing as an exempted company in good standing under the laws of Bermuda, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification,

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         except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all of the issued shares of capital of IPCRe have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.


                           (ii) IPCRe Europe Limited, an Irish company ("IPCRe
                  EUROPE" and, together with IPCRe, the "DESIGNATED SUBSIDIARIES"), has been duly incorporated, is validly existing as a company in good standing under the laws of Ireland, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all of the issued shares of capital of IPCRe Europe have been fully paid and non-assessable and are owned directly by IPCRe, free and clear of all liens, encumbrances, equities or claims.

                           (iii) IPCRe Underwriting Services Limited, a Bermuda
                  company ("IPCUSL" and, together with IPCRe and IPCRe Europe, the "SUBSIDIARIES"), has been duly incorporated, is validly existing as a company in good standing under the laws of Bermuda, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all of the issued shares of capital of IPCUSL have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

                           (iv) Except as described in the Prospectus, there are
                  no material restrictions, whether direct or indirect, under any provision of applicable law, under the memorandum of association or bye-laws or other organizational document of any subsidiary of the Company, under any agreement or other instrument binding upon the Company or IPCRe or any of their properties, or under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or IPCRe, on the ability of any subsidiary of the
                  Company: (i) to pay any dividends to the Company; (ii) to make any other distribution on such subsidiary's capital stock;
                  (iii) to repay to the Company any loans or


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                  advances to such subsidiary from the Company; or (iv) to
                  transfer any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

                  (e) The Company and the Designated Subsidiaries do not own any real property. Each of the Company and IPCRe has good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and IPCRe; and any real property and buildings held under lease by the Company and IPCRe are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and IPCRe.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) Neither the Company nor IPCRe is in violation of its memorandum of association or bye-laws or other organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, lease or other agreement or instrument to which it or either of them is a party or by which it or either of them or their properties may be bound.

                  (h) The authorized capital of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (i) The common shares, $.01 par value per share, issued and outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  (j) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. The form of certificates for the Shares conforms to the requirements of the laws of Bermuda and the Nasdaq National Market System; and the Shares have been approved for quotation on the Nasdaq National Market System, subject to official notice of issuance.

                  (k) The consolidated financial statements of the Company and its consolidated subsidiaries (together with related notes) included in the Registration Statement and Prospectus comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and present fairly the financial position of the Company

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         as at the dates indicated and the results of its operations and the statements of its cash flows for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as disclosed therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The consolidated balance sheets of the Company and its subsidiaries as of December 31, 2004, 2003 and 2002 and the related consolidated statements of income and comprehensive income, changes in shareholders' equity and cash flows for the years ended December 31, 2004, 2003 and 2002 have been audited by KPMG. The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein. All statutory financial statements of IPCRe where required to be prepared in accordance with the insurance laws of Bermuda and the rules and regulations promulgated thereunder, from which certain ratios and other statistical data contained in the Registration Statement and the Prospectus have been derived, have for each relevant period been prepared in conformity in all material respects with the requirements of such insurance laws and such rules and regulations and present fairly the information purported to be shown. Statutory financial statements of IPCRe and IPCRe Europe are not required to be prepared pursuant to the insurance laws of any jurisdiction other than Bermuda and Ireland, respectively.

                  (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of: (i) applicable law, (ii) the memorandum of association or bye-laws of the Company or either of the Designated Subsidiaries, (iii) any agreement or other instrument binding upon the Company or IPCRe except to the extent such contravention would not have a material adverse effect on (a) the Company and the Subsidiaries, taken as a whole or (b) the Company's ability to consummate the transactions contemplated by this Agreement, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or IPCRe, except to the extent such contravention would not have a material adverse effect on
         (a) the Company and the Subsidiaries, taken as a whole or (b) the Company's ability to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of obligations under this Agreement, except registrations and filings under the Securities Act (as mentioned in Section 1(a)) and under the Exchange Act, and such as may be required by the securities or Blue Sky or insurance securities laws of the various states in connection with the offer and sale of the Shares, as may be required in such jurisdictions outside the U.S. where the Underwriters choose to market the Shares and such as may be required and have been obtained from the Bermuda Monetary Authority.


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                  (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) neither the Company nor IPCRe has incurred any material loss or interference with its own business operations (excluding losses suffered by cedents covered by reinsurance policies of IPCRe) from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or any other liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries, taken as a whole; and (ii) there has not been any material change in the capital, shareholders' equity, statutory surplus or reserves (including any such change in the loss and loss adjustment expense reserves) of the Company or IPCRe.

                  (n) No relationship, direct or indirect, or agreement, arrangement or understanding (including, without limitation, any voting agreement), exists between or among the Company or either of the Designated Subsidiaries and any other party, which is required by the Securities Act to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

                  (o) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or either of the Designated Subsidiaries is a party or to which any of the properties of the Company or either of the Designated Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator of competent jurisdiction involving the Company or its Designated Subsidiaries or to the knowledge of the Company, or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the Company's ability to consummate the transactions contemplated by this Agreement or (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, except as set forth in or contemplated in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).


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                  (q) Each preliminary prospectus filed as part of the
         registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (r) IPCRe is duly registered by the Bermuda Minister of Finance as a Class 4 insurer under the Bermuda Insurance Act 1978, as amended, and any applicable rules and regulations thereunder. IPCRe is not required to be licensed or admitted as an insurer in, or otherwise to comply with the insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, "INSURANCE LAWS") of, any jurisdiction other than Bermuda in order to conduct its business as described in the Prospectus. IPCRe Europe operates as a reinsurer under the laws of Ireland and is not required to be licensed under such laws. IPCUSL is registered in Bermuda and licensed as an insurance agent.

                  (s) The Company and IPCRe possess all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, "PERMITS") which are necessary to conduct the business now operated by them as described in the Prospectus, except where the failure to possess such Permits would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all of such Permits are in full force and effect, except where the failure to be in full force and effect would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; there is no pending or, to the knowledge of the Company, contemplated or threatened action, suit, proceeding, investigation or event against or involving the Company or IPCRe (and the Company knows of no reasonable basis for any such action, suit, proceeding, investigation or event) that could lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and the Subsidiaries, taken as a whole; neither the Company nor IPCRe has received any notification from any insurance authority, commission or other insurance regulatory body to the effect that any additional Permit from such authority, commission or body is needed to be obtained by the Company or IPCRe or that the Company or IPCRe is not in compliance with any applicable Insurance Laws; and no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of any dividends by the Company or IPCRe or the continuation of the business of the Company or IPCRe as currently conducted.


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                  (t) Each of the Company and IPCRe has filed all reports,
         information statements and other documents as required to be filed pursuant to Bermuda law, and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under Bermuda law, except where the failure to file such statements or reports or pay such taxes would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and the Subsidiaries, taken as a whole; and each of the Company and IPCRe maintains its books and records in accordance with the Bermuda Insurance Act (as defined below), except where the failure to so maintain its books and records would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and the Subsidiaries, taken as a whole.

                  (u) IPCRe is in compliance with the applicable requirements of the Bermuda Insurance Act 1978, as amended, and any applicable rules and regulations thereunder (collectively, the "BERMUDA INSURANCE ACT"), except where the failure to comply would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; and, subject to the disclosures in the Prospectus, each of the Company and IPCRe is in compliance with the insurance laws and regulations of other jurisdictions which are applicable to the Company or IPCRe, as the case may be, except where the failure to comply would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (v) All liability, casualty, directors and officers liability, surety bonds and other similar insurance contracts that insure the business, properties, operations or affairs of the Company and IPCRe or affect or relate to the ownership, use or operations of the Company's or IPCRe's assets or properties are in full force and effect and, to the knowledge of the Company and IPCRe, are with financially sound and reputable insurers and in accordance with normal industry practice.

                  (w) Neither the Underwriters nor any subsequent purchasers of the Shares is subject to any stamp duty, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Shares.

                  (x) Any tax returns required to be filed by the Company or IPCRe in any jurisdiction have been filed, and any material taxes, including any withholding taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest.

                  (y) The Company and IPCRe have received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax


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         Protection Act, 1966 of Bermuda as described in the Prospectus under the caption "Bermuda Taxation," and neither the Company nor IPCRe has received any notification to the effect (or is otherwise aware) that such assurance may be revoked or otherwise not honored by the Bermuda government.

                  (z) There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to the payment of dividends: (i) on the Shares by the Company (other than to residents of Bermuda for Bermuda exchange control purposes); or (ii) by IPCRe to the Company.

                  (aa) Neither the Company nor either of the Designated Subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Securities Act or the applicable rules and regulations of the Commission thereunder, the Company and the Designated Subsidiaries have not distributed and will not distribute, prior to the later to occur of: (i) the Closing Date or the Option Closing Date (as described below); and (ii) completion of the distribution of the Shares, any prospectus or other offering material in connection with the offering and sale of the Shares.

                  (bb) KPMG, who certified the financial statements and supporting schedules included in the Registration Statement, is the independent registered public accounting firm with respect to the Company as required by the Securities Act.

                  (cc) The Company and IPCRe maintain "disclosure controls and procedures" (as defined in Rule 13a-15(e) under the Exchange Act) and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in all material respects in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and with statutory accounting principles, as the case may be, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (dd) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

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                  (ee) The Company and IPCRe (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (ff) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (gg) The Company and IPCRe have not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in the Company and/or IPCRe being treated as: (i) engaged in a trade or business within the United States for purposes of the Internal Revenue Code of 1986, as amended (the "CODE"); or (ii) a Passive Foreign Investment Company within the meaning of Section 1297 of the Code (i) and the Company, to its knowledge, is not, and upon the consummation of the transactions described hereby and the application of the proceeds as described in the Registration Statement under the Caption "Use of Proceeds" will not become, a Passive Foreign Investment Company within the meaning of Section 1297 of the Code.

                  2. Agreements to Sell and Purchase. (a) The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $26.25 a share (the "PURCHASE PRICE").

                  (b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,048,000 Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                  (c) The Company hereby agrees that, without the prior written consent of Managers on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exerciseable for Common Stock. The foregoing sentence shall not apply to (A) the sale of the Shares hereunder, or (B) the issuance by the Company of shares of Common Stock upon the exercise of an option outstanding under the Company's existing stock option plan , the vesting of any restricted stock unit outstanding under the Company's existing stock incentive plan or the issuance of new options or restricted stock units thereunder or any warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing prior to the date hereof or (C) the concurrent sale of 3,341,000 common shares (plus up to an additional 334,000 common shares to the extent the over allotment option is exercised) to American International Group, Inc.

                  3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $26.25 a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $0.6398 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 a share, to any Underwriter or to certain other dealers.

                  4. Payment and Delivery. (a) Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several

Underwriters at 10:00 a.m., New York City time, on November 4, 2005 or at such other time on the same or such other date, as the Managers shall designate in their sole discretion in writing. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

                  (b) Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, as the Managers shall designate in their sole discretion in writing. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

                  (c) Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                  5. Conditions to the Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject, in the discretion of the Underwriters, to the condition that all representations and warranties and other statements of the Company in this Agreement are, at and as of the date of this Agreement and the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and to the following conditions:

                  (a) The Prospectus as amended or supplemented in relation to the Shares shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(b) hereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued or shall be pending or, to the knowledge of the Company, shall be threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

                  (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to the Company or any of its Designated Subsidiaries or any of their securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) and 5(b) above and to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date; and (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  (d) The Underwriters shall have received on the Closing Date an opinion (which opinion may be rendered in reliance upon the appropriate opinions of Conyers Dill & Pearman as to Bermuda law) of Sullivan & Cromwell LLP, U.S. counsel to the Company, dated the Closing Date, to the effect that:

                           (i) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (ii) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (A) United States Federal or New York law (provided, however, that such counsel need express no opinion with respect to United States Federal or state securities laws, antifraud laws and fraudulent transfer laws), (B) to such counsel's knowledge, any agreement or other instrument binding upon the Company or IPCRe that is material to the Company and the Subsidiaries, taken as a whole, or (C) to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or IPCRe; and no consent, approval, authorization or order of, or qualification with, any United States Federal or New York governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the Securities Act, the

                  Exchange Act and the securities or Blue Sky or insurance securities laws of New York;

                           (iii) a registration statement with respect to the
                  Shares has been declared effective under the Securities Act and the Shares have been registered under the Exchange Act; and based upon oral information from a representative of NASDAQ, the Shares have been approved for quotation by the Nasdaq National Market System subject to official notice of issuance;

                           (iv) to such counsel's knowledge, such counsel does
                  not know of any legal or governmental proceedings pending or threatened to which the Company or IPCRe is a party or to which any of the properties of the Company or IPCRe is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed or incorporated by reference as required;

                           (v) to such counsel's knowledge, neither the Company
                  nor IPCRe has received any notification from any insurance authority, commission or other insurance regulatory body to the effect that any license from such authority, commission or body is needed to be obtained by the Company or IPCRe or that the Company or IPCRe is not in compliance with any applicable Insurance Laws;

                           (vi) the discussion of United States tax matters set
                  forth under the headings "Certain United States Federal Tax Considerations for Holders of Common Shares" and "Additional U.S. Federal Tax Consideration" in the Prospectus fairly and accurately reflects such counsel's opinion as to such tax laws (subject to the qualifications and assumptions set forth in such discussion);

                           (vii) under the laws of the State of New York
                  relating to submission to jurisdiction, the Company has validly submitted to the non-exclusive jurisdiction of any United States Federal or state court in the Borough of Manhattan, the City of New York, State of New York (a "NEW YORK COURT"), has validly waived any objection to the venue of a proceeding in any such New York Court and has validly appointed CT Corporation System, as its authorized agent, for the purpose and to the extent described in Section 10 of this Agreement and assuming: (A) the validity of such actions under Bermuda law; and (B) the due authorization, execution and delivery of this Agreement by or on behalf of the

                  Underwriters; and (C) that the Registration Statement and the Prospectus do not contain any material misstatements or omissions;

                           (viii) the Company is not now, and after giving
                  effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                           (ix) such counsel: (A) is of the opinion that the
                  Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;
                  (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement or the Prospectus as of the date of the Prospectus Supplement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus as of the date of the Prospectus Supplement or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (x) the statements in the Prospectus under the
                  caption "Certain Relationships And Related Transactions" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and the statements in the Prospectus under the captions "Plan of Distribution" and "Underwriting" insofar as such statements constitute a summary of this Agreement fairly present the information called for with respect to such document and fairly summarize the documents referred to therein.

                           (xi) the documents incorporated by reference in the
                  Prospectus pursuant to Item 12 of Form S-3 under the Securities Act (other than the financial statements, supporting schedules and other financial information included or incorporated by reference therein, as to which no opinion need to be rendered), at the time they were filed (or at the time they were amended, if applicable) with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; and

                           (xii) the issue and sale of the Shares, the
                  execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, the Amended and Restated Administrative Services Agreement, the Investment Management Agreement, the Investment Sub-Advisory Agreement and the Custodial Agreement, all as described in the Prospectus.

                  (e) The Underwriters shall have received on the Closing Date an opinion (which opinion may be rendered in reliance on the appropriate opinions of Sullivan & Cromwell LLP as to New York law) of Conyers Dill & Pearman, special Bermuda counsel to the Company, dated the Closing Date, to the effect that:

                           (i) each of the Company, IPCRe and IPCUSL has been
                  duly incorporated and is validly existing under the laws of Bermuda in good standing (meaning solely that each company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda);

                           (ii) the Company has the necessary corporate power
                  and authority to execute, deliver and perform its obligations under this Agreement and the necessary corporate power to own its property and conduct its business as described under the caption "Business" in the Prospectus and under the caption "Business" in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2004. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda;

                           (iii) each of the Company, IPCRe and IPCUSL has
                  obtained all necessary licenses, authorizations and permits from any government or public body or authority of Bermuda or any sub-division thereof to conduct its business as described under the caption "Business" in the Prospectus and under the caption "Business" in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2004;

                           (iv) each of IPCRe and IPCUSL has the necessary
                  corporate power to own its property and conduct its business as described under the caption "Business" in the Prospectus and under the caption "Business" in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2004;

                           (v) the Company has taken all corporate action
                  required to authorize its execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by or on behalf of the Company, and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof;

                           (vi) the authorised capital of the Company conforms,
                  as to matters of Bermuda law, to the description thereof contained in the Registration Statement and the Prospectus in all material respects;

                           (vii) based solely upon a review of a copy of the
                  register of members of the Company certified by the Secretary of the Company on November 4, 2005 the issued share capital of the Company consists of 48,369,892 Shares, each of which is validly issued, fully paid and non-assessable;

                           (viii) when issued and paid for in accordance with
                  this Agreement, the Shares to be sold by the Company will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any statutory pre-emptive or similar rights. The form of certificates for the Shares conforms to the requirements of the laws of Bermuda;

                           (ix) based solely upon a review of a copy of the
                  register of members of IPCRe certified by the Secretary of IPCRe on November 4, 2005, the issued share capital of IPCRe consists of 1,250 common shares, par value $200 per share, registered in the name of the Company, each of which is validly issued, fully paid and non-assessable;

                           (x) based solely upon a review of a copy of the
                  register of members of IPCUSL certified by the Secretary of IPCUSL on November 4, 2005, the issued share capital of IPCUSL consists of 12,000 common shares, par value $1.00 per share, registered in the name of the Company, each of which is validly issued, fully paid and non-assessable;

                           (xi) no order, consent, approval, license,
                  authorization or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of this Agreement, except such as have been duly obtained or filed in accordance with Bermuda law;

                           (xii) it is not necessary or desirable to ensure the
                  enforceability in Bermuda of this Agreement that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda. However, to the extent that this Agreement creates a charge over assets of the Company or IPCRe, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981. On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges, and over any subsequently registered charges, in respect of the assets which are the subject of the charge. A registration fee of $490 will be payable in respect of the registration. While there is no exhaustive definition of a charge under Bermuda law, a charge normally has the following characteristics: (i) it is a proprietary interest granted by way of security which entitles the chargee to resort to the charged property only for the purposes of satisfying some liability due to the chargee (whether from the chargor or a third party); and (ii) the chargor retains an equity of redemption to have the property restored to him when the liability has been discharged. However, as this Agreement is governed by New York law, the question of whether it would possess these particular characteristics would be determined under New York law;

                           (xiii) based solely upon a review of a copy of its
                  certificate of registration issued pursuant to the Bermuda Insurance Act, IPCRe is duly registered in Bermuda as a class 4 insurer in accordance with the provisions of the Insurance Act;

                           (xiv) the statements in the Prospectus under the
                  captions "Description of Common Shares and Preferred Shares We May Offer", "Bermuda Taxation" and "Enforceability of Civil Liabilities Under The United States Federal Securities Laws", "Risk Factors" and in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2004 under the caption "Bermuda - The Insurance Act of 1978, as amended, and Related Regulations (the "INSURANCE ACT")" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are correct in all material respects;

                           (xv) there is no income or other tax of Bermuda
                  imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to this Agreement. This Agreement will not be subject to ad valorem stamp duty in Bermuda and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance of this Agreement other than as stated in paragraph (xii) hereof;

                           (xvi) the statements in the Prospectus under the
                  caption "Certain United States Federal Tax Considerations For Holders of Common Shares" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are correct in all material respects;

                           (xvii) the Company and IPCRe have each received from
                  the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 as described in the Prospectus under the caption "Bermuda Taxation";

                           (xviii) there is no income or other tax of Bermuda
                  imposed by withholding or otherwise on any dividend or distribution to be made (i) by the Company to the holders of the Shares; or (ii) by IPCRe or IPCUSL to the Company. The Company has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, is free to acquire, hold and sell foreign currency and securities without restriction;

                           (xix) the choice of New York law as the governing law
                  of this Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda. The submission in this Agreement to the non-exclusive jurisdiction of any New York Court is valid and binding upon the Company;

                           (xx) the courts of Bermuda would recognize as a valid
                  judgment, a final and conclusive judgment in personam obtained in a New York Court against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda;

                           (xxi) based solely upon a search of the Cause Book of
                  the Supreme Court of Bermuda conducted at approximately 9:30 am on

                  November 4, 2005 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Company, nor any legal or governmental proceedings pending in Bermuda to which the Company is subject; and

                           (xxii) based solely on a search of the Register of
                  Charges maintained by the Registrar of Companies pursuant to
                  Section 55 of the Companies Act 1981 conducted at approximately 9:30 am on November 4, 2005 (which would not reveal details of matters which have been lodged for registration but not actually registered at the time of our search), there are no charges registered on the assets of the Company and two charges registered on the assets of the IPCRe.

                  (f) The Underwriters shall have received on the Closing Date an opinion (which opinion may be rendered in reliance upon the appropriate opinions of Conyers Dill & Pearman as to Bermuda law) of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(d)(i), 5(d)(ix) and 5(d)(x) (but only as to the statements in the Prospectus under "Underwriting" insofar as such statements constitute summaries of this Agreement) above.

                  With respect to Section 5(d)(ix) above, Sullivan & Cromwell LLP and Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

                  The opinions of Sullivan & Cromwell LLP and Conyers Dill & Pearman described in Sections 5(d) and 5(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (h) The "lock-up" agreements between you and certain officers and directors of the Company, each substantially in the form of Exhibit A-1 hereto and between you and AIG, substantially in the form of Exhibit A-2 hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (i) The Shares shall have been approved for quotation, subject to official notice of issuance, on the Nasdaq National Market System.

                  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company and the Designated Subsidiaries, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                  6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned paragraph (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2006, that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum; (iv) all filing fees and the reasonable disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc.; (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market; (vi) document production charges and expenses associated with printing this Agreement; (vii) the cost of printing certificates representing the Shares; (viii) the costs and charges of any transfer agent, registrar or depositary; (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                  (g) The Company will use its best efforts to obtain and maintain the inclusion of the Shares on the Nasdaq National Market and the registration of the Shares under the Exchange Act.

                  7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities: (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares; or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of such indemnifying party or parties on the one hand and of indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company; and (iii) acceptance of and payment for any of the Shares.

                  8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market System, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market,
(iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or in Bermuda by Bermuda authorities, or
(v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse; and in the case of any of the events specified 8(a)(i) through 8(a)(v), singly or together with any other event, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale, or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

                  9. Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  (b) If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to
(i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non- defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  (c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (other than pursuant to the foregoing paragraphs of this Section
9), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  10. Submission to Jurisdiction; Appointment of Agent for Service. In further consideration of the agreement of the Underwriters herein contained, the Company irrevocably agrees and covenants that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls such Underwriter within the meaning of either Section 15 of the Securities Act of Section 20 of the Exchange Act (a "CONTROL PERSON") arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, irrevocably waives any objection based on the absence of a necessary or indispensable party in any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of this Agreement or the transactions contemplated hereby which is instituted in any New York Court, or in any Bermuda court. To the extent permitted by law, Company hereby waives any objection to the enforcement by any competent foreign court of any judgment validly obtained in any such proceeding. The Company designates and appoints CT Corporation System in The City of New York at 111 Eighth Avenue, New York, NY 10011, as its respective authorized agent (the "AUTHORIZED AGENT") upon which process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any Control Person, expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointments shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company's Authorized Agent and written notice of such service of process to it shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action based on this Agreement or the transactions contemplated hereby may be instituted by any Underwriter or any Control Person in any competent foreign court.

                  11. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in currency (the "JUDGMENT CURRENCY") other than United States dollars, the party against whom such judgment or order has been given or made (the "INDEMNITOR") will indemnify each party in whose favor such judgment or order has been given or made (the "INDEMNITEE") against any loss incurred by such Indemnitee as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which the Indemnitee is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnitee. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Underwriters and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any reasonable premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

                  12. Arms Length. The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

                  13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                  16. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; and to the Global Capital Markets Syndicate Desk, Morgan Stanley & Co. Incorporated (fax no.: (212) 761-0538) and confirmed to the Global Capital Markets Syndicate Desk, Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York, 10036, Attention: Global Capital Markets Syndicate Desk or, if sent to the Company, will be mailed, delivered or telefaxed to 441-292-8085 and confirmed to it at 441-298-5100 , Attention: Corporate Secretary.

                                             Very truly yours,

                                             IPC HOLDINGS, LTD.


                                             By: /s/ John Weale
                                                 ------------------------------
                                                 Name: John Weale
                                                 Title: Chief Financial Officer


Accepted as of the date hereof:



By: CITIGROUP GLOBAL MARKETS INC.


    By: /s/ Richard Spiro
       ---------------------------------
       Name: Richard Spiro
       Title: Managing Director



By: MORGAN STANLEY & CO. INCORPORATED


    By: /s/ John Tyree
        ---------------------------------
        Name: John Tyree
        Title: Executive Director

                                                                      SCHEDULE I


                                              NUMBER OF
                                             FIRM SHARES
                    UNDERWRITERS           TO BE PURCHASED
                    ------------           ---------------
Citigroup Global Markets Inc. ........        4,608,992
Morgan Stanley & Co. Incorporated ....        4,608,992
Goldman, Sachs & Co. .................          482,153
Keefe, Bruyette & Woods, Inc. ........          482,153
Ferris, Baker Watts, Inc. ............          296,710
                                             ----------
                  Total ..............       10,479,000
                                             ==========

                                                                     EXHIBIT A-1

                       [FORM OF OFFICER/DIRECTOR LOCK-UP]


                                                     [Date]


Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

                  The undersigned understands that the Managers propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with IPC Holdings, Ltd., a Bermuda company (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, (the "UNDERWRITERS"), of __________ shares (the "SHARES") of the Common Shares, $.01 par value per share, of the Company (the "COMMON STOCK").

                  To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.


                                     A-1-1

                  The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

                  Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                               Very truly yours,



                                               ---------------------------
                                               (Name)


                                               ---------------------------
                                               (Address)




                                     A-1-2

                                                                     EXHIBIT A-2


                              [FORM OF AIG LOCK-UP]


                                                     [Date]


Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Mesdames:

                  The undersigned understands that the Managers propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with IPC Holdings, Ltd., a Bermuda company (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters (the "UNDERWRITERS"), of __________ shares (the "SHARES") of the Common Shares, $.01 par value per share, of the Company (the "COMMON STOCK").

                  To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, neither it nor any of its subsidiaries will, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to sales to the extent necessary, in the judgment of the undersigned, to prevent the undersigned from becoming a "United States 25% Shareholder" (as defined in the Prospectus). In addition, the undersigned agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and


                                     A-2-1
registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

                  The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

                  Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                              Very truly yours,

                                              AMERICAN INTERNATIONAL GROUP, INC.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                     A-2-2